AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Agreement") made and entered into as of the ___ day of January, 2008 by and between The Children's Place Retail Stores, Inc., a Delaware corporation (the "Company") and _________ (the "Executive"), amends, restates and supersedes the Change in Control Severance Agreement entered December __, 2007 between the Company and Executive.

WHEREAS, Executive has made or is expected to make a major contribution to the profitability, growth and financial strength of the Company;

WHEREAS, the Company considers the continued availability of Executive's services, managerial skills and business experience to be in the best interest of the Company and its stockholders and desires to assure the continued services of Executive on behalf of the Company without the distraction of Executive occasioned by the possibility of an abrupt change in control of the Company; and

WHEREAS, Executive is willing to remain in the employ of the Employer upon the understanding that the Employer will provide him with income security and health benefits in accordance with the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary:

1.01 "Board" shall mean the Board of Directors of the Company.

1.02 "Base Salary" means Executive's annual rate of base salary in effect on the date of Executive's termination of employment (or, if higher, on the date of the Change in Control), determined in each case prior to reduction for any employee-elected salary reduction contributions made to an Employer-sponsored non-qualified deferred compensation plan or an Employer-sponsored plan pursuant to Section 401(k) or 125 of the Internal Revenue Code, and excluding bonuses, overtime, allowances, commissions, deferred compensation payments and any other extraordinary remuneration.

1.03 "Bonus" means the average of actual annual bonuses payable to Executive with respect to the three fiscal years preceding the Change in Control or, if Executive was an employee for less than three full fiscal years preceding the Change in Control, Executive's target bonus as in effect immediately before the Change in Control.

1.04 "Cause" shall mean the occurrence or existence of any of the following with respect to Executive: (a) Executive's failure to perform material duties that is not cured within ten (10) business days after notice to Executive; (b) any conduct, action or behavior by Executive that has or may reasonably be viewed to have a material adverse effect on the reputation or interests of the Company or its Affiliates; (c) Executive's commission of an act involving moral turpitude, dishonesty, fraud or the engagement in any other willful or intentional misconduct, whether or not in connection with Executive's employment, or (d) Executive's commission of an act constituting a felony.

1.05 "Change in Control" shall mean, and shall be deemed to have occurred:

(a)  upon the complete liquidation of the Company, other than a liquidation of the Company into a wholly-owned subsidiary, or the sale to any purchaser of (A) all or substantially all of the assets of Company or (B) capital stock representing more than 50% of the stock of Company entitled to vote generally in the election of directors of Company; or

(b)  upon the merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Company; or

(c)  if there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of Employer entitled to vote generally in the election of directors; or

(d)  if the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of Employer has occurred.

1.06 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.07 "Company" shall mean The Children's Place Retail Stores, Inc., a Delaware corporation and, after a Change in Control, any successor or successors thereto.

1.08 "Date of Termination" following a Change in Control shall mean the dates, as the case may be, for the following events: (a) if Executive's employment is terminated by his death, the date of his death, (b) if Executive's employment is terminated due to a Disability, thirty (30) days after the Notice of Termination is given (provided that Executive shall not have returned to the performance of his or her duties on a full-time basis during such period), (c) if Executive's employment is terminated pursuant to a termination for Cause, the date specified in the Notice of Termination, and (d) if Executive's employment is terminated for any other reason, fifteen (15) days after delivery of the Notice of Termination unless otherwise agreed by Executive and Company.

1.09 "Disability" shall mean that, in the Company's reasonable judgment, either (a) Executive has been unable to perform Executive's duties because of a physical or mental impairment for 80% or more of the normal working days during six consecutive calendar months or 50% or more of the normal working days during twelve consecutive calendar months, or (b) Executive has become totally and permanently incapable of performing the usual duties of his employment with the Company on account of a physical or mental impairment.

1.10 "Effective Date" shall mean the date hereof.

1.11 "Employer" shall mean the Company or its subsidiary employing Executive.

1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.13 "Good Reason" shall mean any of the following actions upon or after a Change in Control, without Executive's express prior written approval, other than due to Executive's Disability or death: (a) a material diminution in Executive's Base Salary or Target Bonus opportunity; (b) a material diminution in Executive's title, authority, duties, or responsibilities; (c) a required relocation of at least 60 miles; (d) a breach of this Agreement with respect to Executive not cured within ten (10) business days after written notice by Executive to Company; or (e) a successor's failure to assume this Agreement.

1.14 "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

1.15 "Release" shall mean a release to be signed by Executive in such form as the Company shall reasonably determine, which shall, to the extent permitted by law, waive all claims and actions against the Employer and its affiliates and such other related parties and entities as the Company chooses to include in the release except for claims and actions for benefits provided under the terms of this Agreement (which Release is not revoked by Executive).

1.16 "Termination of Employment" shall mean the time when the employee-employer relationship between Executive and the Employer is terminated for any reason, voluntarily or involuntarily, with or without Cause, including, without limitation, a termination by reason of resignation, discharge (with or without Cause), Disability, death or retirement, but excluding terminations where there is a simultaneous re-employment by the Company or a subsidiary of the Company.

2. Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of: (a) upon a Change in Control, if prior to such Change in Control the Termination of Employment of Executive has occurred and the requirements of Sections 3.01(c) or 3.01(d) are not met; (b) the second anniversary of the Effective Date if a Change in Control of the Company has not occurred prior to such date; (c) the Termination of Employment of Executive with the Employer based on Death, Disability, or Cause or by Executive other than for Good Reason; or (d) two (2) years from the date of a Change in Control of the Company. Notwithstanding clause (b) hereof but subject to clauses (a), (c) and (d), beginning on the second anniversary of the Effective Date, on each anniversary of the Effective Date, the term of this Agreement automatically shall be extended for one additional year, unless not less than ninety (90) days prior to such anniversary the Company notifies Executive in writing that it does not wish to extend the term of the Agreement.

3. Termination of Employment of Executive.

3.01 Payment of Severance Benefits Upon Change in Control. In the event of a Change in Control of the Company, Executive shall be entitled to the severance benefits set forth in Section 4 if Executive executes a Release, and only if during the term of this Agreement:

(a) Executive's employment by the Employer is terminated by the Employer without Cause; or

(b) Executive terminates his or her employment with the Employer for Good Reason and complies with the procedures set forth in Section 3.02; or

(c) Executive's employment by the Employer is terminated by the Employer prior to the Change in Control and such termination arose in connection with or in anticipation of the Change in Control (for purposes of this Agreement, meaning that at the time of such termination the Company had entered into an agreement, the consummation of which would result in a Change in Control, or any person had publicly announced its intent to take or consider actions that would constitute a Change in Control, and in each case such Change in Control is consummated, or the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Agreement has occurred); or

(d) Executive terminates his or her employment with the Employer for Good Reason prior to the Change in Control, the event constituting Good Reason arose in connection with or in anticipation of the Change in Control and Executive complies with the procedures set forth in Section 3.02.

3.02 Good Reason.

(a) Notwithstanding anything contained in any employment agreement between Executive and the Employer to the contrary, during the term of this Agreement Executive may terminate his or her employment with the Employer for Good Reason as set forth in Section 3.01(b) or (d) and be entitled to the benefits set forth in Section 4, provided that Executive gives written notice to the Company of his or her election to terminate his or her employment for such reason within 180 days after the time he or she becomes aware of the existence of facts or circumstances constituting Good Reason or if later, within ten (10) days of the time the claim is resolved pursuant to Section 3.02(b).

(b) If Executive believes that he or she is entitled to terminate his or her employment with the Employer for Good Reason, he or she may apply in writing to the Company for confirmation of such entitlement prior to Executive's actual separation from employment, by following the claims procedure set forth in Section 8. The submission of such a request by Executive shall not constitute "Cause" for the Company to terminate Executive's employment and Executive shall continue to receive all compensation and benefits he or she was receiving at the time of such submission throughout the resolution of the matter pursuant to the procedures set forth in Section 8. If Executive's request for a termination of employment for Good Reason is denied under both the request and appeal procedures set forth in Sections 8.02 and 8.03, then the parties shall use their best efforts to resolve the claim within ninety (90) days after the claim is submitted to binding arbitration pursuant to Section 8.04.

3.03 Disability. In the event of a Disability of Executive, the Company may terminate this Agreement provided that the Company shall have provided Executive a Notice of Termination and Executive shall not have returned to the full-time performance of Executive's duties within thirty (30) days of such Notice of Termination.

3.04 Cause. The Employer may terminate the employment of Executive for Cause. Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a Notice of Termination and a certified copy of a resolution of the Board adopted by the affirmative vote of not less than a majority of the entire membership of the Board (other than Executive if he or she is a member of the Board at such time) at a meeting called and held for that purpose and at which Executive was given an opportunity to be heard, finding that Executive was guilty of conduct constituting Cause based on reasonable evidence, specifying the particulars thereof in detail. For purposes of this Section 3.04, no act or failure to act on Executive's part shall be considered "willful" unless done or omitted to be done by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

3.05 Notice of Termination. Any termination of Executive's employment by the Employer or by Executive (other than termination based on Executive's death) following a Change in Control shall be communicated by the terminating party in a Notice of Termination to the other party hereto.

4. Compensation and Benefits Upon Termination of Employment.

4.01 Severance Benefits. If Executive shall be terminated from employment with the Employer or shall terminate his or her employment with the Employer as described in Section 3.01, then Executive shall be entitled to receive the following:

(a) In lieu of any further payments to Executive (including, without limitation, in lieu of any annual bonus payments or pro-rata bonus payments) except as expressly contemplated under this Agreement, the Company shall pay as severance pay to Executive a cash amount equal to one and one-half (1.5) times the sum of Executive's Base Salary and Bonus. Such cash payment shall be payable in a single sum, within ten (10) business days following Executive's Date of Termination (or, if later, upon the expiration of the revocation period, if applicable, under the Release).

(b) In the event Employee elects to continue health benefit coverage through COBRA following Executive’s Date of Termination, the Company agrees to waive the applicable premium cost that Executive would otherwise be required to pay for continued group health benefit coverage for a period of 18 months following Executive’s Date of Termination or to the extent permissible under applicable law. The benefits to be provided under this Section 4.01(b) shall be reduced to the extent of the receipt of substantially equivalent coverage by Executive from any successor employer.

(c) Any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding equity incentive award then held by such Eligible Executive shall be automatically accelerated or waived effective as of the effective date of such Eligible Executive's termination of employment or, in the event the purchaser or surviving company (as the case may be) does not assume any award under the Company’s 2008 Long Term Incentive Plan or any other Company equity incentive plan, effective as of the Change in Control as follows: if the Change in Control occurred within one year of the applicable grant date, such acceleration or waiver will be with respect to 50% of such award; if the Change in Control occurred more than one year but no more than 18 months of the applicable grant date, such acceleration or waiver will be with respect to 75% of such award; and if the Change in Control occurred more than 18 months after the applicable grant date, such acceleration or waiver shall apply to the entire award. In addition, any vested stock options held by Executive (including, for the avoidance of doubt, any options that vest pursuant to this Section 4.01(c)) shall be exercisable until the end of the maximum term for such stock option.

4.02 Termination Prior to a Change in Control. Notwithstanding anything contained in Section 4.01, in the case of a termination of employment prior to the occurrence of a Change in Control, the Company shall have no obligation to pay or provide any compensation or benefits hereunder prior to the occurrence of the Change in Control.

4.03 Accrued Benefits. Upon termination of the employment of Executive for any reason, Executive shall be entitled to receive any unpaid Base Salary through the date of such Eligible Executive's termination and any bonus earned but unpaid as of the date of such termination for any previously completed fiscal year of the Company. In addition, Executive shall be entitled to prompt reimbursement of any unreimbursed expenses properly incurred by Executive in accordance with Company policies prior to the date of Executive's termination. Executive shall also receive such other compensation (including any stock options or other equity-related payments) and benefits, if any, to which Executive may be entitled from time to time pursuant to the terms and conditions of the employee compensation, incentive, equity, benefit or fringe benefit plans, policies or programs of the Company.

4.04 Section 409A. Notwithstanding any provision of this Agreement to the contrary, if, at the time of Executive's termination of employment with the Company, he is a "specified employee" as defined in Section 409A of the Code, and one or more of the payments or benefits received or to be received by Executive pursuant to this Agreement would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under this Agreement until the earliest of (A) the date which is six (6) months after his "separation from service" for any reason, or (B) the date of his death. The provisions of this Section 4.04 shall only apply to the extent required to avoid Executive's incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of this Agreement would cause Executive to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

5. Golden Parachute Excise Tax.

5.01 Subject to Section 5.07, if there is a Change in Control and any payment (other than the Gross-Up payments provided for in this Section 5.01) or distribution by the Company to or for the benefit of Executive, whether pursuant to the terms of this Agreement or otherwise, including without limitation any lapse or termination of any restriction on, deferral period or the vesting or exercisability of any payment, distribution, or benefit (a "Payment"), is subject to the excise tax imposed by Section 4999 of the Code (such tax, together with any interest and penalties thereon, other than any criminal or fraud penalties, being hereafter referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment (a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by Executive of all taxes thereon (including any interest or penalties, other than any criminal or fraud penalties, imposed with respect to such taxes), including any Excise Tax and any income tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

5.02 Subject to the provisions of Section 5.05, all determinations required to be made under this Section 5, including whether a Gross-Up Payment is required to be paid by the Company and the amount of such Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Company. The Company will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within thirty (30) calendar days after the Change in Control, the Date of Termination, if applicable, and any such other time or times as may be reasonably requested by the Company or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company will pay the required Gross-Up Payment, less any applicable withholding, to Executive, as soon as reasonably practicable after receipt of such determination and calculations with respect to any Payment to Executive. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish the Company and Executive an opinion that Executive has substantial authority not to report any Excise Tax on his tax return. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that Gross-Up Payments which will not have been made by the Company should have been made hereunder (an "Underpayment"). In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5.05 and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. The Company will promptly pay any such Underpayment to, or for the benefit of, Executive as soon as reasonably practicable after receipt of such determination and calculations (and, in all events, no later than the last day of the taxable year following the taxable year in which the applicable amount is submitted to the Internal Revenue Service or other taxing authority).

5.03 Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive.

5.04 The fees and expenses of the Accounting Firm for its services hereunder will be borne by the Company.

5.05 Executive will notify the Company in writing within five (5) days of any claim by any taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment or any additional Gross-Up Payment. Executive will not pay such claim prior to the earlier of (x) the expiration of the thirty (30) calendar-day period following the date on which he gives such notice to the Company and (y) the date that any payment of amount with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:

(a) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

(b) take such action in connection with contesting such claim as the Company may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney selected by the Company;

(c) cooperate with the Company in good faith in order effectively to contest such claim; and

(d) permit the Company to participate in and control any proceedings relating to such claim; except that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such contest and payment of costs and expenses.

5.06 If, after the receipt by Executive of an amount advanced by the Company pursuant to this Section 5, Executive receives any refund with respect to such claim, Executive will (subject to the Company's complying with the requirements of Section 5.05 above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto).

5.07 Notwithstanding any provision of this Section 5 to the contrary, if the aggregate "present value" of the "parachute payments" to be paid or provided to Executive under this Agreement or otherwise does not exceed 1.15 multiplied by three times Executive's "base amount," then, in lieu of such Gross-Up Payment, the payments and benefits to be paid or provided under this Agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any payment or benefit to Executive, as so reduced, constitutes an "excess parachute payment." For purposes of this Section 5.07, the terms "excess parachute payment," "present value," "parachute payment," and "base amount" will have the meanings assigned to them by Section 280G of the Code. The determination of whether any reduction in such payments or benefits to be provided under this Agreement is required pursuant to the preceding sentence will be made at the expense of the Company by the Accounting Firm.

6. No Mitigation. Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any cash payments or benefit provided under this Agreement be reduced by any compensation or benefit earned by Executive after his Date of Termination (except as provided in the last sentence of Section 4.01(b) above). Notwithstanding the foregoing, if Executive is entitled, by operation of any applicable law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the "WARN" Act) in connection with the termination of his or her employment in addition to those required to be paid to him or her under this Agreement, then to the extent permitted by applicable statutory law governing severance payments or notice of termination of employment, the Company shall be entitled to offset the amounts payable hereunder by the amounts of any such statutorily mandated payments.

7. Limitation on Rights.

7.01 No Employment Contract. This Agreement, including the recitals hereto, shall not be deemed to create a contract of employment between the Employer and Executive and shall create no right in Executive to continue in the Employer's employment for any specific period of time, or to create any other rights in Executive or obligations on the part of the Company or its subsidiaries, except as expressly set forth herein. Except as expressly set forth herein, this Agreement shall not restrict the right of the Employer to terminate Executive's employment at any time for any reason or no reason, or restrict the right of Executive to terminate his or her employment.

7.02 No Other Exclusions. This Agreement shall not be construed to exclude Executive from participation in any other compensation or benefit programs in which he or she is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which Executive is entitled.

8. Administrator and Claims Procedure.

8.01 Administrator. Except as set forth herein, the administrator (the "Administrator") for purposes of this Agreement shall be the Company. The Company shall have the right to designate one or more of the Company's employees as the Administrator at any time. The Company shall give Executive written notice of any change in the Administrator, or in the address or telephone number of the Administrator.

8.02 Claims Procedure. Executive, or other person claiming through Executive, must file a written claim for benefits with the Administrator as a prerequisite to the payment of benefits under this Agreement. The Administrator shall make all determinations as to the right of any person to receive benefits under Sections 8.02 and 8.03. Any denial by the Administrator of a claim for benefits by Executive, his or her heirs or personal representative (the "claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant with ten (10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ten-day period. In no event shall such extension exceed a period of (10) days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

8.03 Appeals. A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within ten (10) days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise as he or she shall consider relevant to a determination of his or her claim, and he or she may include a request for a hearing in person before the Administrator. Prior to submitting his or her request, the claimant shall be entitled to review such documents as the Administrator shall reasonably agree are pertinent to his or her claim. The claimant may, at all stages of the review, be represented by counsel, legal or otherwise, of his or her choice, provided that the fees and expenses of such counsel shall be borne by the claimant, unless the claimant is successful, in which case, such costs shall be borne by the Company. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than ten (10) days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty (20) days after receipt of such request or if later, ten (10) days after the hearing. The time and place of any hearing shall be as mutually agreed by the parties.

8.04 Arbitration. A claimant who has followed the procedure in Sections 8.02 and 8.03, but who has not obtained full relief on his or her claim for benefits, may, within sixty (60) days following his or her receipt of the Administrator's written decision on review, apply in writing to the Administrator for expedited and binding arbitration of his or her claim before an arbitrator in New York, New York in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect, or pursuant to such other form of alternative dispute resolution as the parties may agree (collectively, the "arbitration"). Subject to Section 10, the Company shall pay filing fees and other costs required to initiate the arbitration. The arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement; and except as set forth herein he or she shall not change, add to, or subtract from, any of its provisions. The arbitrator shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. The arbitrator shall be appointed by mutual agreement of the Company and the claimant pursuant to the applicable commercial arbitration rules. The arbitrator shall be a professional person with a reputation in the community for expertise in employee benefit matters and who is unrelated to the claimant, the Company or its subsidiaries or any employees of the Company or its subsidiaries. All decisions of the arbitrator shall be final and binding on the claimant and the Company.

9. Executive Covenants.

(a) Executive agrees that, if Executive becomes entitled to severance benefits under Section 4.01(a) and the Company actually pays such benefits, then, during the course of his or her employment with the Employer and for a period of twelve (12) months following the termination of his or her employment with the Employer (for any reason or no reason) (the "Restricted Period"), he or she will not, without the express prior written consent of the Company, anywhere, either directly or indirectly, whether alone or as an owner, shareholder, partner, member, joint venturer, officer, director, consultant, independent contractor agent, employee or otherwise of any company or other business enterprise, assist in, engage in or otherwise be connected to or benefit from any business competitive with that of the Company. A "business competitive with that of the Company" is one that (i) designs, manufactures, contracts to manufacture or sells, or intends to design, manufacture, contract to manufacture or sell, children's apparel and accessories and other children's-oriented merchandise, or (ii) engages in or provides or intends to engage in or provide any products, services or other business which is of the same nature as a product, service or other business of the Company or a product, service or other business which the Company is developing and of which Executive has knowledge. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Executive's ownership of less than 1% of the outstanding shares of any publicly traded corporation that conducts a business competitive with that of the Company.

(b) Executive further agrees that, during the Restricted Period, he or she will not, without the express prior written consent of the Company, directly or indirectly: (i) contact, communicate, solicit, transact business with or perform services for (or assist any third party in contacting, communicating, soliciting, transacting business with or performing any services for) any person or entity that is or was (at any time within 12 months prior to the contact, communication, solicitation, transaction of business, or performance of services), a vendor of the Company; (ii) solicit, recruit, hire, engage, or refer (or assist any third party in soliciting, recruiting, hiring, engaging or referring) any person or entity who or which either is, or during the twelve (12) months immediately preceding the termination of his or her employment was, an employee, agent, consultant or independent contractor of the Company; or (iii) interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its vendors, lessors, independent contractors, agents or employees. Notwithstanding the foregoing, subject to Executive's compliance with the other provisions of this Agreement, nothing in this Section 9(b) shall be deemed to prohibit Executive from, after the termination of his or her employment with the Company, being directly employed by a vendor of the Company for the purpose of performing services for such vendor that are unrelated to the services performed or to be performed by vendor for the Company.

(c) Executive acknowledges and agrees that the restrictions on the activities in which he or she may engage that are set forth in Sections 9(a) and (b) of this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the Company's legitimate business interests and shall survive the termination of his or her employment. Executive understands that the Company's business is global and, accordingly, the restrictions cannot be limited to any particular geographic area. Executive further acknowledges that the restrictions contained in this Agreement will not prevent him or her from earning a livelihood.

10. Legal Fees and Expenses. If any dispute arises between the parties with respect to the interpretation or performance of this Agreement, the prevailing party in any arbitration or proceeding shall be entitled to recover from the other party its attorneys fees, arbitration or court costs and other expenses incurred in connection with any such proceeding. Amounts, if any, paid to Executive under this Section 10 shall be in addition to all other amounts due to Executive pursuant to this Agreement.

11. Non-Alienation of Benefits. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

12. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management or that of its subsidiaries and any exemptions under the Employee Retirement Income Security Act of 1974, as amended, as applicable to such an arrangement shall be applicable to this Agreement.

13. Executive Acknowledgment. Executive acknowledges that he or she has consulted with or has had the opportunity to consult with independent counsel of his or her choice concerning this Agreement, that he or she has read and understands this Agreement and is fully aware of its legal effect.

14. Miscellaneous.

14.01 Duties on Termination. Upon Termination of Employment of Executive for any reason, Executive or his or her personal representative shall deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, books, keys, correspondence, lists or other written or graphic records, and the like, relating to the business of the Company or its subsidiaries, and all other property of the Company or its subsidiaries, which are then in Executive's possession or his or her personal representative or under his or her control.

14.02 Entire Agreement.

(a) This Agreement constitutes the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and discussions between the parties hereto and/or their respective counsel and representatives with respect to the subject matter covered hereby. For the avoidance of doubt, this Agreement supersedes any employment or similar agreement between Executive and the Company to the extent such agreement includes any severance-type provisions.

(b) The severance payment hereunder is in lieu of any payment that Executive might otherwise be entitled to from the Company (including, without limitation, in lieu of any annual bonus payments or pro-rata bonus payments that would otherwise be due and any other payments due Executive in the event of a Change in Control or termination of employment under the Company's applicable severance pay policies, if any, or under any other oral or written agreement including, without limitation, any employment agreement); provided, however that Executive shall continue to be entitled to receive the applicable severance pay benefits, if any, under the Company's applicable policies, if any, or under another written agreement if Executive's termination is not a termination providing benefits under this Agreement.

14.03 Amendments. This Agreement may be changed, amended or modified only by a written instrument executed by both of the parties hereto.

14.04 Assignment and Binding Effect.

(a) Neither this Agreement nor the rights or obligations hereunder shall be assignable by Executive or the Company except that this Agreement shall be assignable to, binding upon and inure to the benefit of any successor of the Company, and any successor shall be deemed substituted for the Company upon the terms and subject to the conditions hereof'.

(b) The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law.

14.05 No Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

14.06 Rules of Construction.

(a) This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of New Jersey. Captions contained in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

(b) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

14.07 Notices. Any notice required or permitted by this Agreement shall be in writing, delivered by hand, or sent by registered or certified mail, return receipt requested, or by recognized courier service (regularly providing proof of delivery), addressed to the Board and the Company and where applicable, the Administrator, at the Company's then principal office, or to Executive at the address set forth under Executive's signature below, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing. Notices shall be deemed given when received.
IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

THE CHILDREN'S PLACE RETAIL STORES, INC.	EXECUTIVE

By:	By:
Name: Charles Crovitz Title: Interim Chief Executive Officer	Name:

Date:	Date:

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